                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                                  AGREEMENT OF
                              LIMITED PARTNERSHIP
                                       OF
                           OPPENHEIMER CAPITAL, L.P.
                           Dated as of March 14, 1991

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                               TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS .................................................. 2

ARTICLE II     ORGANIZATION ................................................. 5
     Section 2.01.   Continuation of Partnership ............................ 5
     Section 2.02.   Name ................................................... 5
     Section 2.03.   Place of Business ...................................... 6
     Section 2.04.   Registered Office and Registered Agent ................. 6

ARTICLE III    PURPOSES ..................................................... 6
     Section 3.01.   Purposes and Business .................................. 6
     Section 3.02.   Powers ................................................. 7
     Section 3.03.   Changes in the Tax Laws ................................ 7

ARTICLE IV     TERM OF THE PARTNERSHIP ...................................... 9

ARTICLE V      CAPITAL ACCOUNTS ............................................. 9
     Section 5.01.   Capital Contributions .................................. 9
     Section 5.02.   Capital Accounts ...................................... 11
     Section 5.03.   Negative Capital Accounts ............................. 11
     Section 5.04.   General Partner Not Personally Liable
                     for Return of Capital ................................. 12

ARTICLE VI     PROFITS AND LOSSES; DISTRIBUTIONS ........................... 12
     Section 6.01.   Fiscal Year; Fiscal Period ............................ 12
     Section 6.02.   Determination of Profits and Losses ................... 12
     Section 6.03.   Allocation of Income and Loss ......................... 13
     Section 6.04.   Allocation of Income and Loss for Income Tax Purposes.. 13
     Section 6.05.   Amendment of Allocation Provisions .................... 14
     Section 6.06.   Liabilities and Reserve ............................... 14
     Section 6.07.   Distributions ......................................... 14

ARTICLE VII   MANAGEMENT ................................................... 16
     Section 7.01.   Management and Control of Partnership ................. 16
     Section 7.02.   Powers of General Partner ............................. 16
     Section 7.03.   Title to Assets of the Partnership .................... 19
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     Section 7.04.    Other Business Activities of Partners ...............   19
     Section 7.05.    Transactions with General Partner or Affiliates......   19
     Section 7.06.    General Partner's Representation ....................   19
     Section 7.07.    Liability of General Partner to Partnership
                      and Limited Partners ................................   20
     Section 7.08.    Indemnification of General Partner
                      and Affiliates ......................................   20
     Section 7.09.    Other Matters Concerning General Partner ............   23
     Section 7.10.    Purchase or Sale of Units ...........................   23
     Section 7.11.    Resolution of Conflicts of Interest .................   23


ARTICLE VIII     LIMITED PARTNERS .........................................   25

     Section 8.01.    Liability of Limited Partners .......................   25
     Section 8.02.    No Management by Limited Partners ...................   25


ARTICLE IX       ISSUANCE OF ADDITIONAL INTERESTS IN THE PARTNERSHIP ......   26

     Section 9.01.    Additional Issuances of Securities; Additional
                      Issuance of Units ..................................    26
     Section 9.02.    Splits and Combinations ............................    28


ARTICLE X        COMPENSATION AND EXPENSES ...............................    29

     Section 10.01.   Compensation to General Partner ....................    29
     Section 10.02.   Direct and Indirect Expenses; Expenses
                      in Connection with Organization of Partnership
                      and Offering of Units ..............................    29


ARTICLE XI       FINANCIAL MATTERS .......................................    30

     Section 11.01.   Books and Records ..................................    30
     Section 11.02.   Financial Statements and Information ...............    31
     Section 11.03.   Accounting Decisions ...............................    32
     Section 11.04.   Place Maintained ...................................    32
     Section 11.05.   Preparation of Tax Returns .........................    32
     Section 11.06.   Tax Elections ......................................    32
     Section 11.07.   Tax Controversies ..................................    33


ARTICLE XII      ISSUANCE OF UNIT CERTIFICATES ...........................    33

     Section 12.01.   Issuance of Unit Certificates ......................    33
     Section 12.02.   Registration of Transfer and Exchange ..............    34
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   Section 12.03.  Mutilated, Lost, Stolen or Destroyed Certificates......... 34
   Section 12.04.  Registered Holder......................................... 35

ARTICLE XIII       TRANSFER OF GENERAL PARTNER'S INTEREST
                   AND UNITS; ADMISSION OF NEW PARTNERS...................... 36
   Section 13.01.  Transfer of General Partner's Interest.................... 36
   Section 13.02.  Admission of an Additional or Successor General Partner... 37
   Section 13.03.  Transfer of Units......................................... 38
   Section 13.04.  Allocations and Distributions Subsequent to Assignment.... 39
   Section 13.05.  Admission of Substituted Limited Partners; Assignees...... 40
   Section 13.06.  Admission of Additional Limited Partners.................. 40

ARTICLE XIV        WITHDRAWAL AND REMOVAL.................................... 41
   Section 14.01.  Withdrawal or Removal of General Partner.................. 41
   Section 14.02.  Interest Upon Withdrawal or Removal....................... 42
   Section 14.03.  Limitations on Withdrawal or Removal of General
                   Partner and Election of Successor General Partner......... 43
   Section 14.04.  Amendment of Agreement and Certificate of Limited
                   Partnership............................................... 43

ARTICLE XV         DISSOLUTION AND LIQUIDATION............................... 43
   Section 15.01.  No Dissolution............................................ 43
   Section 15.02.  Events Causing Dissolution................................ 43
   Section 15.03.  Right to Continue Business of Partnership................. 44
   Section 15.04.  Dissolution............................................... 45
   Section 15.05.  Liquidation............................................... 46
   Section 15.06.  Termination of Partnership................................ 47

ARTICLE XVI        AMENDMENTS AND MEETINGS................................... 48
   Section 16.01.  Amendments To Be Adopted Solely by the General Partner.... 48
   Section 16.02.  Amendment Procedures...................................... 49
   Section 16.03.  Amendment Restrictions.................................... 50
   Section 16.04.  Meetings.................................................. 50
   Section 16.05.  Notice of a Meeting....................................... 51
   Section 16.06.  Record Date............................................... 51

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     Section 16.07.  Adjournment ..........................................  51
     Section 16.08.  Waiver of Notice; Approval of Meeting;
                     Approval of Minutes ..................................  52
     Section 16.09.  Quorum ...............................................  52
     Section 16.10.  Conduct of Meeting ...................................  52
     Section 16.11.  Voting and Other Rights of Limited Partners ..........  53
     Section 16.12.  Action Without a Meeting .............................  53

ARTICLE XVII   POWER OF ATTORNEY ..........................................  54

ARTICLE XVIII  RIGHT TO ACQUIRE UNITS .....................................  56

ARTICLE XIX    MISCELLANEOUS PROVISIONS ...................................  57
     Section 19.01.  Additional Actions and Documents .....................  57
     Section 19.02.  Notices ..............................................  58
     Section 19.03.  Severability .........................................  59
     Section 19.04.  Survival .............................................  59
     Section 19.05.  Waivers ..............................................  59
     Section 19.06.  Exercise of Rights ...................................  59
     Section 19.07.  Binding Effect .......................................  60
     Section 19.08.  Consent of Limited Partners ..........................  60
     Section 19.09.  Entire Agreement .....................................  60
     Section 19.10.  Pronouns .............................................  60
     Section 19.11.  Headings .............................................  60
     Section 19.12.  Governing Law ........................................  60
     Section 19.13.  Execution in Counterparts ............................  60

ARTICLE XX     EXECUTION ..................................................  61
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                                       iv

                              AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                           OPPENHEIMER CAPITAL, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF OPPENHEIMER CAPITAL, L.P. (the "Partnership") dated as of March 14, 1991, by and among Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), as General Partner, and all other Persons who are or shall in the future become Limited Partners in accordance with the provisions hereof, and who are listed as such on the books and records of the Partnership.


                             W I T N E S S E T H :


     WHEREAS, Oppenheimer Capital Corp., as the organizational general partner (the "Organizational General Partner") and Roger W. Einiger, as the organizational limited partner (the "Organizational Limited Partner") heretofore formed the Partnership by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on May 15, 1987;

     WHEREAS, the Organizational General Partner withdrew as general partner and Opfin was substituted therefor pursuant to an Amended and Restated Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Delaware on June 30, 1987;

     WHEREAS, the Partners further amended and restated in its entirety the agreement of limited partnership on July 9, 1987, at which time the Organizational Limited Partner withdrew as a Limited Partner; and

     WHEREAS, Opfin, as the General Partner, has determined, pursuant to Sections 16.01(d)(i) and 16.01(d)(ii) of the agreement of limited partnership, that it is in the best interests of the Partnership to amend further the agreement of limited partnership, which amendments may be made by Opfin, as the General Partner, without the approval of any other partner of the Partnership; and

     WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to restate further the agreement of limited partnership to incorporate such amendments;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

     Affiliate: Any Person (as hereinafter defined) that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented or restated from time to time.

     Assignee: Any Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has delivered a Transfer Application as required by this Agreement but who has not become a Substituted Limited Partner.

     Certificate: A non-negotiable certificate used by the Partnership evidencing ownership of one or more Units, substantially in the form of Annex 1 to this Agreement.

     Certificate Of Limited Partnership: The Certificate of Limited Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the office of the Secretary of State of the State of Delaware, as required under the Delaware RULPA.

     Code: The Internal Revenue Code of 1986, as amended to date and hereafter amended, or any successor statute, and the applicable Treasury Regulations thereunder. Any reference herein to a specific provision of the Code shall be deemed to include a reference to the corresponding provision of any successor statute.

     Delaware RULPA: The Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended to date and hereafter amended, or any successor statute. Any reference herein to a specific provision of the Delaware RULPA shall be deemed to include a reference to the corresponding provision of any successor statute.

     General Partner: Opfin, any successor to its interest as general partner in the Partnership pursuant to Section 13.02 hereof, and any additional general partner admitted to the Partnership pursuant to Section 13.02 hereof.

     Limited Partners: The Persons shown as limited partners of the Partnership on the books and records of the Partnership.

     Majority Vote: The written approval of, or an affirmative vote in accordance with Sections 16.11 and 16.12 hereof by, holders of more than fifty percent (50%) of the Outstanding Units.

     NASDAQ: The National Association of Securities Dealers Automated Quotation System.

     National Securities Exchange: An exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

     OGI:  Oppenheimer Group, Inc., a Delaware corporation.

     Operating Partnership: Oppenheimer Capital, a Delaware general partnership.

     Outstanding: The number of Units shown on the books and records of the Partnership to be outstanding other than Units held by the Partnership; provided, however, that for purposes of Article XVI hereof and for the determination of the affirmative vote required to take any action hereunder, the number of Outstanding Units shall not include Units held by Assignees.

     Partner: A General Partner or a Limited Partner.

     Person: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

     Purchase Price: An amount per Unit equal to 110% of the Unit Price (as hereinafter defined); provided, however, that if the Units are not listed for trading on a National Securities Exchange or quoted by NASDAQ, then it shall equal the fair market value of Units on the date such public announcement is first made, as determined by the General Partner using any reasonable method of valuation.

     Record Date: The date established by the General Partner as the record date for purposes of any entitlement hereunder.

     Record Holders: The Limited Partner or Assignee in whose name the Units are registered on the books of a Transfer Agent and, as applied to the General Partner's interest in the Partnership, the owner thereof, in each case as of the close of business on any Record Date.

     Substituted Limited Partner: A Person who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of, and with all the rights of, a Limited Partner pursuant to Section 13.05 hereof and who is listed as a Limited Partner on the books and records of the Partnership.

     Transfer Agent: Any bank, trust company or other person appointed by the Partnership to act as transfer agent for the Units.

     Transfer Application: An application and agreement for transfer of Units in the form described in Section 12.02 hereof.

     Unit: The interest of a Limited Partner or an Assignee in the Partnership representing such fractional part of the interests of all Limited Partners pursuant to this Agreement as is equal to the quotient of one divided by the number of Outstanding Units.

     Unit Price: An amount per Unit, as of any date of determination, equal to
(i) if the Units are at the time traded on a National Securities Exchange, the average of, the last reported sale price per Unit regular way or, in case no such reported sales have taken place on any such date, the last reported bid price per Unit regular way, on the five trading days immediately preceding the date of determination, (ii) if such Units are at the time being traded on NASDAQ and not on a National Securities Exchange, the average of the last sales price or, in case no such reported sales have taken place on any such date, the average of the closing bid prices per Unit regular way, on the five trading days immediately preceding such date of determination, or (iii) if the Units are not listed for trading on a National Securities Exchange or traded on NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

                                   ARTICLE II

                                  ORGANIZATION

     Section 2.01. Continuation of Partnership. The General Partner and the Limited Partners hereby agree to continue, in accordance with the terms and conditions hereof, the limited partnership formed pursuant to the provisions of the Delaware RULPA by the filing of the Certificate of Limited Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner shall file with the appropriate office in that jurisdiction any documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction any documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Delaware RULPA.

     Section 2.02. Name. The name of the Partnership is Oppenheimer Capital, L.P. The General Partner shall promptly execute, file and record any assumed or fictitious name certificates required by the laws of any state in which the Partnership transacts business. The words "Limited Partnership" shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time or from time to time. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.

     Section 2.03. Place of Business. The principal place of business of the Partnership shall be c/o Oppenheimer Financial Corp., Oppenheimer Tower, World Financial Center, New York, New York 10281. The General Partner may hereafter change the principal place of business of the Partnership to such other place or places as the General Partner may determine from time to time in its sole discretion. The General Partner shall give notice of any such change to the Limited Partners in the first quarterly or annual report delivered to the Partners after such change, unless the General Partner, in its sole discretion, determines earlier notice is necessary to protect the interests of the Limited Partners.

     Section 2.04. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901 and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

                                  ARTICLE III

                                    PURPOSES

     Section 3.01. Purposes and Business. The principal purpose and business of the Partnership shall be to acquire an interest in the Operating Partnership, and to engage, through the Operating Partnership, in investment advisory services. The Partnership may also engage in all other aspects of the financial services business, including, but not limited to, the acquisition, development, ownership, management and distribution of investment advisory businesses and development, management and distribution of investment companies registered under the Investment Company Act, as amended, and other pooled investment funds and in investment, trading and financing activities of all kinds and carry on any business relating thereto or arising therefrom, including entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and anything incidental or necessary to the foregoing which may lawfully be conducted by a limited partnership organized pursuant to the Delaware RULPA.

     Section 3.02. Powers. The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any or all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Article VII hereof.

     Section 3.03. Changes in the Tax Laws.

     (a) If, as a result of a change in the federal income tax laws or the occurrence of any other event, the General Partner reasonably believes there is a substantial risk that either the Partnership or the Operating Partnership may be treated as an association taxable as a corporation:

          (i) the General Partner, in its sole discretion, shall have the right, but not the obligation, to cause the units to be delisted from any securities exchange on which they may be traded and to take any other steps necessary or desirable to eliminate the transferability of the Units so as to avoid classification of the Partnership as an association taxable as a corporation for federal income tax purposes;

          (ii) the General Partner, in its sole discretion, shall have the right, but not the obligation, to cause the Partnership to transfer its assets, subject to its liabilities, to a newly formed corporation in exchange for all of the common stock of such corporation and to distribute such common stock to the Partners in liquidation of the Partnership;

          (iii) the General Partner or OGI, each in its sole discretion, shall have the right (exercisable in accordance with subsection (b) below), but not the obligation, to offer to exchange OGI common stock (which stock may or may not reflect the earnings and/or value of the business conducted by the Operating Partnership and may or may not be voting stock) for the Partnership's interest in the Operating Partnership and to distribute such common stock to the Partners in liquidation of the Partnership; or

          (iv) if the General Partner or OGI has offered to exchange OGI common stock for the Partnership's interest in the Operating Partnership in accordance with the provisions of clause (a)(iii) of this Section 3.03, and if such proposal has not received a Majority Vote at the meeting called pursuant to subsection (b) below, then the General Partner, in its sole discretion, shall have the right, but not the obligation, (A) to cause the Partnership to redeem the Units for a 20% common equity interest, plus either a preferred equity interest or debt, of a successor entity to the Operating Partnership (which successor entity may include a corporation); or (B) to cause the Operating Partnership to redeem that portion of the Partnership's interest in the Operating Partnership that exceeds 20% in exchange for either a preferred equity interest or debt of the Operating Partnership or a successor entity (which successor entity may include a corporation). The General Partner may not effect the transaction contemplated by this clause (iv) if, at the time, the General Partner and its Affiliates collectively own less than a 50% interest in the Operating Partnership, directly or through ownership of Units or general partnership interests of the Partnership.

     (b) If the General Partner or OGI desires to make the offer described in subsection (a)(iii) above, the General Partner shall call a meeting in accordance with provisions of Article XVI hereof for the purpose of submitting such offer to a vote of the Limited Partners. The General Partner shall cause the Partnership to prepare and distribute to the Limited Partners, along with the notice of such meeting, a description of such offer and such other information as the General Partner shall deem necessary to comply with applicable law and the rules, regulations, guidelines and/or requirements of any National

Securities Exchange on which the Units are listed for trading.

     (c) Any notice to the Limited Partners pursuant to subsection (b) above shall contain, and any action allowed to be taken by the General Partner pursuant to subsection (a)(iv) above shall not be taken without, in each case, an opinion of a nationally recognized investment banking firm, chosen by the General Partner in its sole discretion (but not an Affiliate of the General Partner), that such offer or such proposed transaction, as the case may be, is fair to the Limited Partners from a financial point of view.

     (d) Notwithstanding anything to the contrary set forth in this Section 3.03, no such transaction shall take place unless the Partnership shall have received a written opinion of independent counsel to the Partnership to the effect that the Limited Partners would not be liable for the debts and obligations of the entity in which the Limited Partners have a continuing equity interest to a greater extent than they would be under the Delaware RULPA.

                                   ARTICLE IV

                            TERM OF THE PARTNERSHIP

     The Partnership commenced on May 15, 1987, the date upon which the Certificate of Limited Partnership was filed with the office of the Secretary of State of the State of Delaware, and shall continue until December 31, 2061, unless dissolved and liquidated before such date in accordance with the provisions of this Agreement or extended beyond December 31, 2061, pursuant to a Majority Vote of the Limited Partners.

                                   ARTICLE V

                                CAPITAL ACCOUNTS

     Section 5.01. Capital Contributions.

          (a) The initial capital of the Partnership was the aggregate of the amounts contributed to the Partnership by each Partner. In the case of each Limited Partner who acquired his Units in connection with the public offering of Units consummated on July 9, 1987 (or pursuant to the underwriter's over-allotment option), his initial capital contribution was the proceeds to the Partnership, net of commissions, from the initial sale of a Unit to such Limited Partner, multiplied by the number of Units purchased by such Limited Partner. In the case of each Limited Partner who acquired his Units in connection with the public offering which was consummated on April 23, 1991, his initial capital contribution shall be deemed the price at which such Units are issued to the public multiplied by the number of Units purchased by such Limited Partner. No Limited Partner shall be required or entitled to make any additional capital contributions to the Partnership.

          (b) The General Partner entered into a subscription agreement pursuant to which it agreed to make a capital contribution in cash on demand in an amount equal to 1.01% of the aggregate of the initial capital contributions of the Limited Partners. The General Partner shall not be required to make any capital contributions to the Partnership other than pursuant to such subscription agreement; provided, however, that in the event that any additional Units are issued pursuant to Section 9.01 hereof, the General Partner shall make such capital contributions or increase its obligation to make capital contributions pursuant to its subscription agreement as may be necessary so that the sum of the General Partner's Capital Account and its obligations pursuant to its subscription agreement, after the admission of such Partners, shall not be less than one percent of the total Capital Accounts of all Partners. The obligation of the General Partner pursuant to the subscription agreement shall be reduced to the extent of any Capital Contributions thereafter made by the General Partner.

          (c) The initial capital contributions of each of the Partners, and any additional capital contributions by each of them, are referred to collectively as the "Capital Contributions."

          (d) No Partner shall have the right to demand a return of all or any part of his Capital Contributions during the term of the Partnership, and any return of such Capital Contributions shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid on Capital Contributions.

     Section 5.02.  Capital Accounts.

          (a) A capital account shall be maintained on the books of the Partnership for each Partner (his "Capital Account"), consisting of the amount of his initial Capital Contribution (i) increased by the amount of any additional Capital Contribution and his share of any Net Income (as hereinafter defined) allocated to his Capital Account and (ii) decreased by his share of any Net Loss (as hereinafter defined) allocated to his Capital Account and any distributions made in respect of his Capital Account.

          (b) If any additional Units are to be issued pursuant to Section 9.01 hereof or the General Partner withdraws or is removed pursuant to Section 14.01 hereof, the Capital Accounts of the Partners shall, immediately prior to such issuance, withdrawal or removal, be adjusted upwards or downwards to reflect the difference between the book value of the Partnership properties and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such properties immediately prior to such event and allocated pursuant to Section 6.03 hereof. In determining such gain or loss, the fair market value of the Partnership properties, as of the date of determination, shall equal (i) 101.01% of the product of the number of Outstanding Units, as of the date of determination, times the price at which such additional Units are issued or the Unit Price, as the case may be, plus (ii) the amount of any Partnership indebtedness outstanding as of the date of determination.

          (c) Upon the issuance of any Units in fulfillment of the requirements of the Operating Partnership's Restricted Unit Plan and/or Restricted Option Plan, the person to whom such Units are issued shall be treated, solely for purposes of determining such person's Capital Account under this Agreement, as having made a Capital Contribution equal to the Unit Price of such Units as of the date of issuance.

          (d) It is recognized that adjustments to Capital Accounts under subsections (b) and (c) above may not be consistent with generally accepted accounting principles and, therefore, may be ignored for financial statement purposes.

     Section 5.03. Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner with a negative balance in his Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except as may be required by law or, in the case of the General Partner, to the extent of its remaining obligation pursuant to its subscription agreement and under Section 14.02 hereof.

     Section 5.04. General Partner Not Personally Liable for Return of Capital. Notwithstanding anything to the contrary contained herein, the General Partner shall not be personally liable for the distribution or return of the Capital Contributions of the Limited Partners or any portion thereof, it being expressly agreed that any such distribution, return or payment as may be made at any time or from time to time shall be made solely from the assets of the Partnership.

                                   ARTICLE VI

                       PROFITS AND LOSSES; DISTRIBUTIONS

     Section 6.01. Fiscal Year; Fiscal Period. The fiscal year (the "Fiscal Year") of the Partnership for Partnership accounting purposes shall be April
30. A fiscal period (a "Fiscal Period") shall end on the last day of each calendar month.

     Section 6.02. Determination of Profits and Losses.

          (a) For Partnership accounting purposes and federal income tax purposes, the Partnership shall use the accrual method of accounting.

          (b) As of the close of business on the last day of each Fiscal Period, the Partnership's Net Income and/or Net Loss shall be computed and the Capital Accounts of each Partner shall be adjusted to reflect the allocation provided below.

          (c) "Net Income" and "Net Loss" of the Partnership for any Fiscal Period shall be calculated in accordance with generally accepted accounting principles, consistently applied.

     Section 6.03. Allocation of Income and Loss. Net Income or Net Loss of the Partnership, for each Fiscal Period, shall be allocated as follows:

     (a) to the General Partner in an amount equal to 1% thereof; and

     (b) to the Limited Partners as a group in an amount equal to 99% thereof and to each Limited Partner in the ratio that the number of Units owned by such Limited Partner, as of the last day of such Fiscal Period, bears to the total number of Outstanding Units as of such date.

The allocations to the General Partner and to the Limited Partners as a group, as well as the percentage in the second sentence of Section 5.02(b) hereof, shall be adjusted appropriately in the event that the General Partner transfers any portion of its general partnership interest in the Operating Partnership to the Partnership in exchange for an increased general partnership interest in the Partnership.

     Section 6.04. Allocation of Income and Loss for Income Tax Purposes.

     (a) The taxable year of the Partnership shall be the calendar year. The General Partner shall have authority to change the taxable year of the Partnership if the General Partner, in its sole discretion, subject to approval of the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership. The General Partner shall give notice of any such change to the Limited partners in the first quarterly or annual report delivered to the Partners after such change.

     (b) The income, deductions, gains, losses and credits of the Partnership shall be allocated for federal, state and local income tax purposes by the General Partner among the persons who were partners during the relevant taxable year in accordance with such partners' interests, applicable provisions of the Code and other applicable law and administrative pronouncements (including Sections 704(b) and (c) of the Code), taking into account the partners' Capital Accounts for such year and any variations therein, any entry of new partners, any distributions by the Partnership, any additional Capital Contributions and the differences between income for tax purposes and profitability for Partnership accounting purposes.

     Section 6.05. Amendment of Allocation Provisions. To preserve uniformity of Units and to comply with applicable rules and regulations for the allocation of income between a transferor and a transferee of Units, the General Partner may, in its sole discretion, amend the provisions of this Agreement (including the provisions of Sections 6.02, 6.03 and 6.04 hereof) as appropriate; provided, however, that no such amendment would have a material adverse effect on the Limited Partners and that the allocations as so amended would be more consistent with the principles of Section 704 of the Code.

     Section 6.06. Liabilities and Reserve. Liabilities shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall include reserves for estimated expenses and, as the General Partner may deem advisable, reserves for contingencies.

     Section 6.07. Distributions.

          (a) At least one time with respect to each fiscal quarter and no later than 30 business days after the end of each fiscal quarter, the Partnership shall distribute an amount equal to the excess of (x)(i) the cash distribution from the Operating Partnership and (ii) interest payments received by the Partnership with respect to such fiscal quarter on the promissory note issued by Oppenheimer Equities, Inc., dated April 16, 1991, in the principal amount of $32,193,000, over (y) any costs and expenses described in Section
10.02 hereof, including reserves for such costs and expenses as the General Partner in its sole discretion deems appropriate, and such reserves for contingencies as the General Partner may deem advisable pursuant to Section
6.06 hereof.

          (b) All distributions, except upon liquidation of the Partnership, shall be made as follows:

     (i) to the General Partner in an amount
     equal to 1% thereof, and

     (ii) to the Limited Partners as a group in an amount equal to 99% thereof and to each Limited Partner in the ratio that the number of Units owned by such Limited Partner on the Record Date of such Distribution bears to the total number of Outstanding Units on such Record Date.

The distributions to the General Partner and to the Limited Partners as a group shall be adjusted appropriately in the event the General Partner transfers any portion of its general partnership interest in the Operating Partnership to the Partnership in exchange for an increased general partnership interest in the Partnership.

     (c) Distributions may be in cash or in publicly traded securities; provided, however, that no distributions of publicly traded securities shall be made, other than upon liquidation, without a majority vote of Limited Partners who are not Affiliates of the General Partner. If distributions are made in publicly traded securities, immediately prior to such distribution, the General Partner shall determine the fair market value of such securities and adjust the Capital Accounts of all Partners upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such securities and allocated pursuant to Section 6.03 hereof. Each such distribution shall reduce the Capital Account of the distributee Partner by the fair market value thereof.

     (d) So long as the Units are traded on a National Securities Exchange, the General Partner shall announce the amount and date of any distribution to be made with respect to the Units and the Record Date for determining the Limited Partners to whom such distribution is to be made no less than the minimum period required by such National Securities Exchange before such Record Date. Such Record Date shall be the last day of the fiscal quarter in respect of which such distribution is to be made.

     (e) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner, shall reduce the amount otherwise distributable to such Partner pursuant to this Agreement and shall reduce the Capital Account of such Partner.

                                  ARTICLE VII

                                   MANAGEMENT

     Section 7.01. Management and Control of Partnership. Except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Partnership as set forth herein. No Limited Partner, as such, shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

     Section 7.02. Powers of General Partner. Except as otherwise expressly provided herein, the General Partner (acting on behalf of the Partnership) shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, as the case may be, deemed by the General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the General Partner shall include, without limitation, the power and authority;

     (a) to acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in personal property or real property;

     (b) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease of any assets of the Partnership;

     (c) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;

     (d) to borrow money or to obtain credit in such amounts, at such rate of interest and upon such other terms and conditions as the General Partner deems appropriate, from banks, other lending institutions or any other Person, including the Partners, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Partnership;

     (e) to make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership; and any Person dealing with the General Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

     (f) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any of the obligations, contracts or liabilities of the Partnership, by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

     (g) to invest funds of the Partnership;

     (h) to employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities that the General Partner is authorized or required to carry out under this Agreement, including, without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the General Partner and to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership;

     (i) to register, qualify, list or report, or cause to be registered, qualified, listed or reported, this Agreement or Units issued hereunder pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, the rules of any securities exchange or pursuant to an automated quotation system of a registered securities association as the General Partner deems appropriate;

          (j) to qualify the Partnership to do business in any state, territory, dependency or foreign country;

          (k) to sell or dispose of all or a portion of the Partnership's assets for the benefit of the Partners at the times and on terms determined by the General Partner, in its sole discretion;

          (l) to exercise any and all powers granted to the Partnership in the agreement of partnership of the Operating Partnership; and

          (m) to possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not expressly prohibited by this Agreement; and

          (n) to make any changes necessary or appropriate in the Certificates to facilitate the transfer of Units to, and the holding of Units by, nominees.

          In addition to the foregoing, the General Partner shall have the authority, without the approval of the Limited Partners, (a) for business or regulatory reasons, to merge or otherwise combine the Partnership and the Operating Partnership, and (b) to vote in its sole discretion on any proposal to amend the partnership agreement of the Operating Partnership in any manner not directly and materially adverse to the holders of Units; provided, however, that the General Partner shall not enter into any amendment of the partnership agreement of the Operating Partnership that would be directly and materially adverse to the holders of the Units without the prior written approval of a majority of the Outstanding Units held by persons who are not Affiliates of the General Partner.

          The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement. Notwithstanding any of the foregoing, the Partnership will operate in such a manner as the General Partner deems reasonable and necessary or appropriate to preserve the limited liability of the Limited Partners.

     Section 7.03. Title to Assets of the Partnership. Title to assets of the Partnership, whether real, personal or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all of the assets of the Partnership may be held in the name of the Partnership, the General Partner or of one or more nominees or in "street name," as the General Partner may determine. The General Partner declares and warrants that any assets of the Partnership for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All assets of the Partnership shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets of the Partnership is held.

     Section 7.04. Other Business Activities of Partners. Any Partner or Affiliate thereof may have business interests or may engage in other business ventures of any nature or description whatsoever in addition to those relating to the Partnership, whether presently existing or hereafter created, and may compete, directly or indirectly, with the business of the Partnership and such activities shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall incur any liability to the Partnership or any other Partner as the result of such Partner's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership, the Operating Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

     Section 7.05. Transactions with General Partner or Affiliates. The Partnership is expressly permitted to enter into transactions with the General Partner or any Affiliate thereof provided that the terms of such transactions are equivalent to terms obtainable by the Partnership from a comparable unaffiliated third party.

     Section 7.06. General Partner's Representation. In addition to its other duties and obligations, the General Partner further represents, warrants and agrees that it currently has, and shall use its best efforts to maintain a net worth (computed by reference to the current fair market value of its assets and exclusive of the fair market value of its interests in the Partnership and the Operating Partnership, its interest in any other limited partnership in which it is a general partner and any receivables or securities of any such partnership), at least equal to the amount required to satisfy the net worth requirement contained in Revenue Procedure 89-12 (or any successor ruling guideline of the Internal Revenue Service), taking into account all Capital Contributions to the Partnership by the Limited Partners, including, without limitation, any such Capital Contributions (or deemed Capital Contributions in accordance with Section 5.01(a) hereof) in connection with the offering of new Units pursuant to Section 9.01(a) or (c) hereof.

     Section 7.07. Liability of General Partner to Partnership and Limited Partners. The General Partner, its Affiliates and all officers, partners, directors, employees and agents of the General Partner and its Affiliates shall not be liable to the Partnership, to Record Holders or to any Person who has acquired an interest in the Partnership for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission or breach of fiduciary duty (including a breach of any duty of care or any duty of loyalty) of the General Partner or any such other person if the conduct of the General Partner or such other Person did not constitute actual fraud, gross negligence or willful or wanton misconduct.

     Section 7.08. Indemnification of General Partner and Affiliates.

     (a) The Partnership shall indemnify and hold harmless the General Partner, its Affiliates and all officers, partners, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his management of the affairs of the Partnership, the Operating Partnership or the General Partner or his status as a General Partner, an Affiliate thereof, or partner, director, officer, employee or agent thereof or a Person serving at the request of the Partnership, the General Partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the General Partner, its properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate thereof or a partner, director, officer, employee or agent thereof at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standard set forth in Section 7.08(b) below. Any indemnification pursuant to this Section
7.08 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 7.08.

      (b) An Indemnitee shall not be entitled to indemnification under this
Section 7.08 with respect to any claim, issue or matter in which it has been adjudged liable for actual fraud, willful misconduct or gross negligence, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

      (c) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.08.

      (d) The indemnification provided by this Section 7.08 shall be in addition to any other rights to which an

Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner, an Affiliate thereof or a partner, director, officer or employee or agent thereof and as to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

     (e) The General Partner and the Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall, in its sole discretion, deem reasonable, on behalf of Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The General Partner and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 7.08 and containing such other procedures regarding indemnification as are appropriate.

     (f) In no event may an Indemnitee subject the Record Holders to personal liability by reason of these indemnification provisions.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.08 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.08 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 7.08 shall not be amended in any way that would adversely affect the General Partner without the consent of the General Partner.

     Section 7.09. Other Matters Concerning General Partner.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any opinion of any such Person as to matters that the General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the General Partner hereunder in good faith in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorney-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

     Section 7.10. Purchase or Sale of Units. The General Partner may, on behalf of and for the account of the Partnership, purchase or otherwise acquire Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units in accordance with applicable law. In addition to the foregoing, the General Partner and its Affiliates from time to time also may purchase or otherwise acquire Units for their own account and may, subject to the provisions of Section 13.03 hereof, sell or otherwise dispose of such Units.

     Section 7.11. Resolution of Conflicts of Interest.

     (a) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, or any Record Holder, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner which is, or provides terms which are, fair and reasonable to the Partnership, the Operating Partnership, or any Record Holder, the General Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interests of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices or principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

     (b) Whenever in this Agreement or the partnership agreement of the Operating Partnership the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Operating Partnership, the Limited Partners or the Assignees, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein or therein. Each Record Holder hereby agrees that any standard of care or duty imposed in this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein or under the Delaware RULPA or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 7.11(b) so long as such action or decision does not constitute willful misconduct and is reasonably believed by the General Partner to be consistent with the overall purposes of the Partnership.

                                  ARTICLE VIII

                                LIMITED PARTNERS

     Section 8.01. Liability of Limited Partners. Except as expressly required by the Delaware RULPA, no Limited Partner as such shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners, to the creditors of the Partnership or to any other Person, for the debts of the Partnership. Except as otherwise expressly required by the Delaware RULPA, a Limited Partner as such shall have no liability in excess of (i) the amount of his Capital Contribution, (ii) his share of any undistributed profits and assets of the Partnership, (iii) to the extent and for the period required by applicable law, the amount of his capital in the Partnership returned to him and
(iv) the amount of any distributions wrongfully paid to him. For purposes of Delaware RULPA Section 17-608, no distribution to any Limited Partner (other than a distribution upon dissolution of the Partnership) is intended to be a return or withdrawal of capital. The payment of any such money or distribution of any such property to a Limited Partner, whether or not deemed to be a return of capital, shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware RULPA, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Partnership to a Limited Partner constitutes a return or withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Partnership or its creditors shall be the obligation of such Limited Partner and not of the General Partner.

     Section 8.02. No Management by Limited Partners. No Limited Partner (other than the General Partner or any agent or employee of the General Partner, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Limited Partners shall not have any right, power, or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall have no right other than those specifically provided herein or granted by law where consistent with a valid provision hereof.


                                   ARTICLE IX

                        ISSUANCE OF ADDITIONAL INTERESTS
                               IN THE PARTNERSHIP

     Section 9.01. Additional Issuances of Securities; Additional Issuance of Units.

     (a) Subject to Section 9.01(b) and (c) below, in order to raise additional capital or acquire assets, to redeem or retire Partnership debt, to fulfill the requirements of the Operating Partnership's Restricted Unit Plan and/or Restricted Option Plan, as from time to time amended or supplemented, and any additional incentives or incentive plans as shall hereafter be created for employees of the Operating Partnership and its subsidiaries, or to obtain funds to lend or contribute to the Operating Partnership or for any other Partnership purposes, the General Partner is authorized to cause the Partnership to issue Units at any time or from time to time to the General Partner, to Limited Partners or to other Persons and to admit them to the Partnership as additional Limited Partners, all without any consent or approval of the Limited Partners. Subject to Section 9.01(b) hereof, the General Partner shall have sole and complete discretion in determining the rights, powers and duties and the consideration and terms and conditions with respect to any future issuance of Units; provided, however, that the approval of holders of a majority of the Outstanding Units held by persons who are not Affiliates of the General Partner shall be required in order to issue Units which rank senior, with respect to any right to receive distributions, to the Units originally issued. The General Partner is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into Units, or options, rights, warrants or appreciation rights relating to Units, any debt obligations or any combination of any of the foregoing) from time to time to the General Partner or to Limited Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner without the approval of the Limited Partners. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware RULPA and is authorized and directed to do all things it deems to be necessary or permissible in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security is listed for trading. Any additional issuances pursuant to this Section (except issuances (i) pursuant to the Operating Partnership's
Restricted Unit Plan and/or Restricted Option Plan or (ii) in connection with the General Partner's exchange of its general partnership interest in the Partnership or the Operating Partnership for Units) shall be made only after receipt of the opinion of a nationally recognized investment banking firm (but not an investment banking firm which is an Affiliate of the General Partner) that such issuance is fair to the Limited Partners who are not Affiliates of the General Partner from a financial point of view.

          (b) Any additional capital raised pursuant to Section 9.01(a) hereof shall be contributed by the Partnership to the Operating Partnership. If all other partners of the Operating Partnership do not simultaneously make proportionate capital contributions thereto, the Partnership's interest in the Operating Partnership shall be increased in proportion to its additional capital contribution. The approval of a majority of the Limited Partners who are not Affiliates of the General Partner shall be necessary if the proceeds of such capital contribution are to be lent by the Operating Partnership to an Affiliate of the General Partner.

          (c) The General Partner or any Affiliate thereof may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property (including any portion of its general partnership interest in the Partnership or the Operating Partnership) in exchange for Units. The number of Units issued to the General Partner in exchange for any Capital Contribution in the form of its general partnership interest in the Partnership or the Operating Partnership shall be a number of Units representing the same direct or indirect percentage interest in the Partnership or the Operating Partnership (as the case may be) as the general partnership interest exchanged therefor. Except as set forth above, the number of Units issued to the General Partner or any such Affiliate in exchange for any Capital Contribution shall not exceed the fair market value of the contributed property or the amount of cash, as the case may be, divided by the Unit Price of a Unit as of the date of such issuance. In addition, the General Partner may, but is not obligated to, exchange its general partnership interest in the Operating Partnership for an increased general partnership interest in the Partnership, which increase shall represent the same indirect percentage interest in the Operating Partnership as the general partnership interest exchange therefor. Any issuance of Units to the General Partner or any Affiliate thereof or of any increased general partnership interest in the Partnership to the General Partner on terms that do not satisfy the standards set forth in this Section 9.01(c) shall be made only after receipt of the opinion of a nationally recognized investment banking firm that such issuance is fair to the Limited Partners who are not Affiliates of the General Partner from a financial point of view.

     (d) Any transaction pursuant to this Article IX (other than a transaction described in Section 3.03 hereof) shall be permitted if (and only if) the General Partner (i) determines (an "Assignment Determination") that the advisory contracts with the clients of the Operating Partnership having accounts representing more than 15% of assets under management will not be automatically terminated because either (x) the transaction does not cause an "assignment" as defined in the Investment Advisers Act or the Investment Company Act, or (y) the requisite consents to preclude such termination have been obtained and (ii) determines (a "Tax Determination") that the transaction would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     Section 9.02. Splits and Combinations.

     (a) The General Partner may make a distribution in Units to all Record Holders in accordance with Section 6.07 hereof or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Assignee shall, subject to Section 9.02(c) hereof, have the same relative interests in the Partnership as before such distributions, subdivision or combination.

     (b) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of

Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Outstanding Units, the General Partner may require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (c) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units, each fractional Unit shall either be rounded to the next highest whole Unit or paid in cash, at the sole discretion of the General Partner.


                                   ARTICLE X

                           COMPENSATION AND EXPENSES

          Section 10.01. Compensation to General Partner. The General Partner shall not receive any compensation from the Partnership for services rendered in its capacity as a general partner of the Partnership.

          Section 10.02. Direct and Indirect Expenses: Expenses in Connection with Organization of Partnership and Offering of Units. The Partnership shall be responsible for its own expenses and all expenses incurred on its behalf and shall reimburse the General Partner and its Affiliates for any amounts paid in connection with such expenses, including all out-of-pocket fees, costs and expenses actually incurred by the Partnership, the General Partner and its Affiliates in connection with (a) the qualification of the Partnership to do business in any state in which the General Partner determines that such qualification is advisable; (b) the registration of the Units under applicable federal and state securities laws in connection with the offering thereof; (c) the distribution of the Units; and (d) the maintenance of listing of the Units on a National Securities Exchange; including, without limitation, (i) printing, mailing, filing and recordation expenses; (ii) charges of agents and appraisers; (iii) expenses of registration and qualification of the Units under applicable federal and state securities laws; (iv) legal (including tax advice) and accounting fees and disbursements and (v) other out-of-pocket expenses of a similar nature incurred by the General Partner or any Affiliate of the General Partner in connection with such activities; provided, however, that the Operating Partnership shall bear the audit fees, tax preparation fees, transfer agent fees and bookkeeping expenses of the Partnership, as well as any other expenses that the Operating Partnership specifically agrees to bear. Any reimbursements to the General Partner or its Affiliates shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.08 of this Agreement.


                                   ARTICLE XI

                               FINANCIAL MATTERS

            Section 11.01. Books and Records.

            (a) The General Partner shall keep, or cause to be kept books and records with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirement of federal or state law.

            (b) Each Limited Partner, and each Limited Partner's duly authorized representatives, shall have the right, at reasonable times and at such Limited Partner's own expense, but only for a purpose reasonably related to the Limited Partner's interest in the Partnership as a limited partner and subject to any confidentiality limitations reasonably imposed by the General Partner in order to protect trade secrets and similar proprietary information and to comply with applicable securities laws regarding "inside information": (i) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operations of the Partnership; including copies of any appraisal reports and copies of the federal, state and local income tax returns of the Partnership; (ii) to receive a current list of the name and last known business, residence or mailing address of each Partner; and (iii) to receive copies of this Agreement and the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto.

          Section 11.02 Financial Statements and Information.

          (a) All Partnership financial statements shall be accurate and complete in all material respects, shall present fairly the financial positions and operating results of the Partnership.

          (b) As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Record Holder as of the last day of such Fiscal Year reports containing financial statements of the Partnership and the Operating Partnership for such Fiscal Year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of changes in financial position, such statements to be audited by a firm of independent accountants selected by the General Partner.

          (c) As soon as practicable, but in no event later than 75 days after the close of each fiscal quarter, except the last fiscal quarter of each Fiscal Year, the General Partner shall cause to be mailed to each Record Holder as of the last day of that fiscal quarter a report containing such financial information for that fiscal quarter as the General Partner deems appropriate.

          (d) The General Partner shall provide to each Record Holder such other reports and information concerning the business and affairs of the Partnership (i) as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate or (ii) to the extent not provided for in
Section 11.02(b) or (c) hereof, as a Limited Partner requests for a purpose reasonably related to such Limited Partner's interest in the Partnership as a limited partner, or (iii) as may be specifically required by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership or any rule of any securities exchange on which the Units may be listed.

          (e) The General Partner shall provide any of the reports or other information referred to in this Section 11.02 to such federal, state or local governments, governmental agencies, other regulatory entities or securities ex-changes as shall be required or as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

          Section 11.03. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

          Section 11.04. Place Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.

          Section 11.05. Preparation of Tax Returns. The General Partner, at the expense of the Operating Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions and losses necessary for federal, state and/or local income tax purposes, and shall use all reasonable efforts to furnish to the Record Holders within ninety (90) days after the close of each taxable year of the Partnership the tax information reasonable required by the Record Holders for federal, state and local income tax reporting purposes.

          Section 11.06. Tax Elections.

          (a) Except as otherwise specifically provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election under the Code or any applicable state or local tax law on behalf of the Partnership.

          (b) The General Partner shall make the election described in Section 754 of the Code on behalf of the Partnership. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interest of the Limited Partners.

          (c) The Partnership shall elect to amortize and deduct expenses incurred in organizing the Partnership over a 60-month period as provided in
Section 709 of the Code.

          (d) No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the code or from any similar provisions of any state or local tax laws.

        (e) The General Partner shall be the "designated organizer" responsible for registering the Partnership, if necessary, pursuant to Treasury Regulation Section 301.6111-IT and as the "designated person" responsible for maintaining lists of investors in the Partnership pursuant to Treasury Regulation Section 301.6112-IT.

        (f) The General Partner may request permission, pursuant to New York State Tax Regulation Section 145.17(b), to file, and may file, pursuant to New York State Tax Law Section 651, a combined New York State nonresident personal income tax return on behalf of all Record Holders who are "qualified electing nonresident partners" within the meaning of such section.

        Section 11.07. Tax Controversies. The General Partner shall be the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code and is authorized to represent the Partnership (at the expense of the Operating Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner in connection with the conduct of all such proceedings.

                                  ARTICLE XII

                         ISSUANCE OF UNIT CERTIFICATES

        Section 12.01. Issuance of Unit Certificates. Upon the issuance of the Units, the General Partner shall cause the Partnership to issue one or more Certificates registered in the name of each Limited Partner evidencing the number of Units so issued. Each such Certificate shall be denominated in terms of the number of Units evidenced by such Certificate. Upon the transfer of a Unit in accordance with Article XIII hereof, the General Partner shall cause the Partnership to issue replacement Certificates, in accordance with such procedures as the General Partner, in its discretion, may establish. No Certificate shall be issued representing a fraction of a Unit.

          Section 12.02. Registration of Transfer and Exchange.

          (a) The Partnership shall cause to be kept a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 12.02(b) hereof, the Partnership shall provide for the registration of Units and the transfer of such Units. The Transfer Agent is hereby appointed registrar for the purpose of registering Units and transfers of such Units as herein provided. Upon surrender of any Certificate for registration of transfer or exchange, and subject to the provisions of Section 12.02(b) hereof, the General Partner shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as did the Certificate so surrendered.

          (b) Every Certificate surrendered for registration of transfer shall be duly accepted on the reverse side thereof or be accompanied by a written instrument of acceptance to the same effect in form satisfactory to the General Partner or the Transfer Agent, as the case may be (a "Transfer Application"), duly executed, in either case, by the transferee or such transferee's attorney duly authorized in writing. A transferee who executes a Transfer Application will, among other things, be deemed to have agreed to be bound by the terms and conditions of this Agreement as further set forth in Section 13.03(d) hereof. As a condition to the issuance of any new Certificate under this
Section 12.02, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

          Section 12.03. Mutilated, Lost, Stolen or Destroyed Certificates. The Partnership, through the Transfer Agent, shall issue a new Certificate in place of any mutilated, lost, stolen or destroyed Certificate previously issued if the registered owner of such Certificate:

          (a) in the case of a mutilated certificate, surrenders the same to the Transfer Agent or, in the case of a lost, stolen or destroyed Certificate, makes proof by affidavit, in form and substance satisfactory to the General Partner, that such Certificate has been so lost, stolen or destroyed;

     (b) in the case of a lost, stolen or destroyed Certificate (i) requests the issuance of a new Certificate before the Partnership or the Transfer Agent has notice that such Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim and (ii) if requested by the General Partner or the Transfer Agent, delivers to the Partnership such security as the General Partner may require to indemnify the Partnership and the Transfer Agent against any claim that may be made on account of the alleged loss, theft or destruction of such Certificate; and

     (c) satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

     When a previously issued Certificate has been lost, stolen or destroyed, the owner thereof fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Certificate is registered before the Partnership receives such notification, such owner shall be precluded from making any claim against the Partnership or the Transfer Agent with respect to such transfer or for a new Certificate.

     Section 12.04. Registered Holder. The Partnership shall be entitled to treat the Record Holder as owner of any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership or Transfer Agent shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or any agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially
(b) must execute and deliver a Transfer Application and (c) shall be bound by this

Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                  ARTICLE XIII

                     TRANSFER OF GENERAL PARTNER'S INTEREST
                      AND UNITS; ADMISSION OF NEW PARTNERS

     Section 13.01. Transfer of General Partner's Interest.

     (a) Except as provided in Sections 13.01(b) and 14.01 hereof, the General Partner shall not (i) withdraw from the Partnership or (ii) transfer all or any portion of its interest in the Partnership.

     (b) The General Partner shall have the right to transfer all or any portion of its interest in the Partnership (i) to an Affiliate of the General Partner who is admitted as a General Partner and agrees to assume and be bound by the provisions of this Agreement, (ii) in connection with a mortgage, pledge, hypothecation or grant of a security interest in such interest (in which case the General Partner shall continue to be the General Partner but the Partnership shall execute an agreement, in form and substance acceptable to the General Partner and the lender, recognizing the rights and interest of such lender therein upon foreclosure), (iii) in connection with either the transfer by the General Partner of its interest in the Partnership upon its merger or consolidation with or into any other Person or the transfer by the General Partner of all or substantially all of its assets to another Person, the admission of such Person as a General Partner and the agreement by such Person to assume and be bound by the provisions of this Agreement or (iv) upon a Majority Vote, to any transferee who is admitted as a General Partner and agrees to assume and be bound by the provisions of this Agreement. A transfer pursuant to clause (i), (ii), or (iii) of this Section 13.01(b) shall be permitted without any approval of any Limited Partner.

     (c) If the General Partner desires to transfer all or any portion of its general partnership interest in the Partnership pursuant to Sections 13.01(b) hereof (other than upon foreclosure pursuant to a mortgage, pledge, hypothecation or grant of a security interest pursuant to clause (ii) thereof) such transfer shall be permitted if (and only if) the General Partner makes an Assignment Determination and a Tax Determination, and determines that such transfer would not result in the loss of limited liability of the Limited Partners under the Delaware RULPA; provided, however, that each of such determinations shall be based upon the opinion of one or more independent counsels if such transaction would result in the General Partner having a general partnership interest in the Partnership of less than 1%.

          Section 13.02. Admission of an Additional or Successor General
Partner.

          (a) If the General Partner transfers a portion (but not all) of its interest in the Partnership pursuant to Section 13.01(b) hereof, the transferee shall be admitted as an additional General Partner, without the approval of any Limited Partner. Any General Partner or additional or successor General Partner shall continue the business and operations of the Partnership without dissolution.

          (b) A successor General Partner selected pursuant to Section 14.01 or 14.02 hereof or the transferee of all or any portion of the General Partner's general partnership interest pursuant to Section 13.01 hereof shall be admitted to the Partnership as a General Partner effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such additional or successor General Partner and other required information, is filed pursuant to Section 2.01 hereof and upon receipt by the transferor or former General Partner of all the following, all of which shall occur immediately prior to the withdrawal or removal of the General Partner pursuant to Section 14.01 hereof:

               (i) the successor General Partner's acceptance of, and agreement to be bound by, all the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

               (ii) evidence of the authority of such additional or successor General Partner to become a General Partner and to be bound by all the terms and conditions of this Agreement;

               (iii) the written agreement of the additional or successor General Partner to continue the business of the partnership in accordance with the terms and provisions of this Agreement; and

               (iv) such other documents or instruments as may be required in order to effect the admission of the additional or successor General Partner as a General Partner under this Agreement.


               Section 13.03. Transfer of Units.

               (a) No Limited Partner may withdraw from the Partnership; provided, however, that upon a transfer of a Limited Partner's Units and upon the transferee's becoming a Record Holder, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Units transferred, but until such transferee becomes a Record Holder, the transferor shall continue to be a Limited Partner.

               (b) Notwithstanding any other provision of this Article XIII, no transfer of any Unit shall be made if such transfer (i) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or
     (ii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware RULPA.

               (c) Any Units, including Units held by the General Partner and/or its affiliates, may be transferred.

               (d) A transferee who has completed and delivered a Transfer Application shall be deemed, (i) to have requested admission to the Partnership as a Substituted Limited Partner pursuant to this Article XIII with respect to the Units transferred; (ii) to have agreed to be bound by the terms and conditions of and to have executed this Agreement, and to have agreed to comply with and be bound by this Agreement, and to execute personally any document that the General Partner may reasonably require to be executed in connection with such transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to this Article XIII with respect to the Units transferred; (iii) to have represented that such transferee has authority to agree to be bound by this Agreement; (iv) to have appointed the General Partner and authorized officers and attorneys-in-fact for such transferee to execute, swear to, acknowledge and file any document, including this Agreement, and any amendment to this Agreement, the Certificate of Limited Partnership, and any amendment to the Certificate of Limited Partnership, including documents and instruments necessary or appropriate in any jurisdiction for, and relating to, the transferee's admission as a Substituted Limited Partner with respect to the Units transferred and the transferee becoming a party to this Agreement, as more fully set forth in Article XVII hereof; (v) to have given the power of attorney set forth in Article XVII hereof; and (vi) to have given the consents and waivers set forth herein.

     (e) Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership and from any other certificates and documents filed in any state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and share of profits and losses of the Limited Partners or state such information in the aggregate rather than with respect to each individual Limited Partner.

     (f) Notwithstanding anything to the contrary herein, the Partnership shall not recognize for any purpose any purported transfer by a Record Holder of all or any part of a Unit held by such Record Holder until such transfer is shown on the books and records of the Transfer Agent.

     Section 13.04. Allocations and Distributions Subsequent to Assignment.

     (a) All profits and losses of the Partnership attributable to any Unit acquired by reason of an assignment shall be allocated as among Partners and Assignees (i) in respect of the portion of the Fiscal Year ending on the effective date of the assignment, to the assignor and (ii) in respect of subsequent periods, to the Partner or Assignee.

     (b) An Assignee shall receive allocations of income, gains, credits, deductions, profits and losses of the Partnership attributable to his interest in the Partnership after becoming a Record Holder but shall not become a Limited Partner unless authorized pursuant to Section 13.05 hereof. The "effective date" of an assignment of an interest in the Partnership for purposes of this Section 13.04 shall be the last day of the month in which the

Transfer Agent receives a Transfer Application and records the transfer on its books.

        (c) Each distribution in respect of a Unit shall be paid by the Partnership, directly or through any agent, only to the Record Holder of such Unit as of the Record Date set for such distribution.

        Section 13.05.  Admission of Substituted Limited Partners; Assignees.

        (a) Upon a transfer of a Unit in accordance with this Article XIII, the Record Holder shall be deemed, subject to the provisions of Section 13.03(f) hereof, to have given the transferee of such Unit the right to seek admission as a Substituted Limited Partner with respect to the Unit acquired, in the manner permitted under this Agreement. However, the transferor of a Unit shall only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Unit to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Subject to the foregoing, each transferee of a Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder, or an agent of any of the foregoing, acquiring such Unit for the account of another Person) may apply to become a Substituted Limited Partner with respect to the Unit transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in Section 13.03. Such transferee shall become a Substituted Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If the consent of the General Partner is withheld, such transferee shall be an Assignee.

        (b) The admission of a Substituted Limited Partner shall be effected without the approval of any of the Partners other than the General Partner.

        Section 13.06. Admission of Additional Limited Partners. A Person (other than an initial Limited Partner), including Opfin, who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an addi-tional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Article XVII hereof and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective, without the approval of any of the Partners other than the General Partner, on the date that the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

                                  ARTICLE XIV

                             WITHDRAWAL AND REMOVAL

     Section 14.01. Withdrawal or Removal of General Partner.

     (a) The General Partner covenants and agrees that it will not withdraw from the Partnership unless such withdrawal shall have been approved by a Majority Vote or as otherwise permitted under this Agreement.

     (b) Subject to the foregoing, the General Partner may withdraw from the Partnership effective on at least sixty (60) days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Partners on account of any withdrawal in accordance with the terms of this
Section 14.01. If the General Partner shall give a notice of withdrawal pursuant to this Section 14.01, then, prior to such withdrawal taking effect, the Limited Partners, by a Majority Vote and with the separate written concurrence of any remaining General Partner, may elect a successor General Partner. Any remaining and any newly-elected successor General Partner shall continue the business of the Partnership.

     (c) The General Partner may be removed as general partner of the Partnership by the affirmative vote of holders of eighty percent (80%) of the Outstanding Units. Any such action by the Limited Partners also must provide for the election of a successor General Partner and such removal shall become effective only upon the contemporaneous admission of the successor General Partner pursuant to Article XIII hereof. Any remaining and any newly-elected successor General Partner shall continue the business of the Partnership.

     (d) Written notice of the removal of the General Partner pursuant to this
Section 14.01 shall be served upon the General Partner in the manner set forth in Section 19.02 hereof. Such notice shall set forth the day upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon the General Partner.

     (e) A General Partner removed as a general partner of the Partnership pursuant to this Section 14.01 shall not have any right to participate in the management or affairs of the Partnership upon the effective date of such removal.

     Section 14.02. Interest Upon Withdrawal or Removal.

     (a) Upon the withdrawal or removal of the General Partner under Section
14.01 hereof the Partnership shall distribute to such General Partner an amount of cash equal to the balance in its Capital Account following the adjustment of such Capital Account in accordance with Section 5.02(b) hereof.

     (b) Notwithstanding anything to the contrary, upon withdrawal or removal of the General Partner pursuant to Section 14.01 hereof, if the General Partner has a negative balance in its Capital Account following the adjustment of such Capital Account pursuant to Section 5.02(b) hereof, the General Partner shall be required to contribute to the Partnership an amount of cash equal to the lesser of (i) the amount of its remaining obligation under the subscription agreement described in Section 5.01(b) hereof or (ii) the amount of such negative balance.

     (c) If, at the time of the General Partner's withdrawal or removal, the Partnership is indebted to the General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered or costs and expenses incurred by the General Partner, the Partnership shall, within sixty (60) days after the effective date of such General Partner's departure, pay to the General Partner the full amount of such indebtedness.

     Section 14.03. Limitations on Withdrawal or Removal of General Partner and Election of Successor General Partner. Notwithstanding the provisions of Sections 14.01 and 14.02 hereof, neither the right of the General Partner to withdraw nor the right of the Limited Partners to remove the General Partner under Section 14.01 hereof shall be exercised until such time as the General Partner has made an Assignment Determination and the Partnership shall have received an opinion of independent counsel that the action in question (i) may be taken without the approval of all Partners, (ii) would not result in the loss of limited liability of the Limited Partners under the Delaware RULPA and
(iii) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     Section 14.04. Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of the General Partner. Any newly-elected successor General Partner shall continue the business of the Partnership.

                                   ARTICLE XV

                          DISSOLUTION AND LIQUIDATION

     Section 15.01. No Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this Agreement. The death, Bankruptcy (as hereinafter defined) or adjudicated incompetency of any Limited Partner shall not cause a dissolution of the Partnership.

     Section 15.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

     (a) the expiration of the term of the Partnership, as provided in Article IV hereof;

     (b) the withdrawal of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership (other than by reason of a transfer pursuant to Section

13.01 hereof or withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to Section 14.01 hereof);

     (c) the "Bankruptcy" (as hereinafter defined) of the General Partner;

     (d) a written determination by the General Partner to dissolve the Partnership;

     (e) The affirmative vote of holders of eighty percent (80%) of the Outstanding Units to dissolve the Partnership; or

     (f) the sale by the Partnership of all or substantially all the Partnership's assets;

provided, however, that the Partnership shall not be dissolved upon an event described in Section 15.02(b) hereof if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and approve of a successor General Partner.

     For purposes of this Agreement, the term "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of his debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of his creditors or the admission by a Partner in writing of his inability to pay his debts as they mature, (iii) the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of his debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, or (iv) the entry against it of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

     Section 15.03. Right to Continue Business of Partnership. Upon dissolution of the Partnership in accordance with Section 15.02(b) hereof and a failure of all Partners to agree to continue the business of the Partnership and approval of a successor General Partner as provided in Section 15.02 hereof or upon a dissolution of the Partnership in accordance with Section 15.02(c) hereof, then within an additional 90 days, Limited Partners holding a majority of Outstanding Units may elect to reconstitute the Partnership and to continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as its general partner a Person elected by such Partners. Upon any such election by such Partners, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within 180 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 180 days after dissolution, then:

                (a) the reconstituted Partnership shall continue until the end of the term set forth in Article IV hereof unless earlier dissolved in accordance with this Article XV hereof;

                (b) if the successor general partner is not the former General Partner, then Section 14.02 hereof shall apply; and

                (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor managing general partner may for this purpose exercise the powers of attorney granted in Article XVII hereof;

provided, however, that the right of partners holding a majority of Outstanding Units to elect a successor general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel to the effect set forth in Section 14.03 hereof.

        Section 15.04.  Dissolution.  Except as otherwise provided in Section
15.03 hereof, upon the dissolution of
the Partnership, the Liquidating Trustee (as defined in Section 15.05 hereof) or the General Partner, as the case may be, promptly shall notify the Partners of such dissolution.

          Section 15.05. Liquidation. Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 15.03 hereof, the General Partner, or, in the event the dissolution is caused by an event described in Section 15.02(b) or (c) hereof and there is no other General Partner, a Person or Persons approved by a Majority Vote (the "Liquidating Trustee"), shall liquidate the Partnership. The Liquidating Trustee or the General Partner, as the case may be, shall:

          (a) first, pay (or make provision for the payment of) all creditors of the Partnership, other than Partners who are creditors, in satisfaction of liabilities of the Partnership in the order of priority provided by law;

          (b) second, pay, on a pro rata basis, all creditors of the Partnership that are Partners to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership; and

          (c) third, determine the fair market value of the Partnership's assets and adjust the Capital Accounts of all the Partners upwards or downwards to reflect the difference between the book value of such assets and the fair market value thereof, as if such gain or loss had been recognized upon the actual sale of such assets and allocated pursuant to Section 6.03 hereof, and distribute such assets (whether in cash or in kind) to each Partner pro rata in accordance with his Capital Account.

The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as may be approved by a Majority Vote. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Vote. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have an succeed to all rights, powers and duties of the original Liquidating Trustee) shall be approved within ninety (90) days thereafter by a Majority Vote. The right to approve of a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee approved in the manner herein provided. Except as expressly provided in this Article XV, the Liquidating Trustee approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all the powers conferred upon the General Partner under the terms of this Agreement (but subject to all the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out his duties and functions hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and the liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event that the Limited Partners fail to approve a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee and to establish its compensation.

     Section 15.06. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Article VI hereof, and the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware RULPA.

                                  ARTICLE XVI

                            AMENDMENTS AND MEETINGS

     Section 16.01. Amendments To Be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Record Holders described in Article XVII hereof), without the approval of any Record Holder may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

     (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

     (b) the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

     (c) a change that is necessary or, in the opinion of the General Partner, advisable to (i) qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or (ii) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

     (d) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Limited Partners; (iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Limited Partners; (iv) necessary or desirable to facilitate the trading of the Units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership and the Limited Partners; or (v) required or contemplated by this Agreement;

     (e) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required;

     (f) a change that is necessary to implement the provisions of Section 3.03, Section 6.05 or Section 9.01 hereof;

     (g) an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the General Partner or its directors or officers from in any manner being deemed an "Investment Company" subject to the provisions of the Investment Company Act of 1940, as amended, being deemed an "Investment Adviser" subject to the provisions of the Investment Advisers Act of 1940, as amended, or being subjected to "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; or

     (h) any other amendments similar to the foregoing.

     The authority set forth in Section 16.01(e) hereof shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General Partner deems necessary or desirable in the event the Delaware RULPA is amended to eliminate or change any provision now in effect.

     Section 16.02. Amendment Procedures. Except as specifically provided in
Section 16.01 and 16.03 hereof, all amendments to this Agreement shall be made solely in accordance with the following requirements:

     (a) Amendments of this Agreement may be proposed only by the General
Partner;

     (b) If an amendment is proposed, the General Partner shall seek the written approval of the holders of the requisite number of Units or call a meeting of the Limited Partners to consider and vote on a such proposed amendment.

A proposed amendment shall be effective upon its approval by a Majority Vote unless a greater percentage is required by this Agreement; and

        (c) The General Partner shall notify all Partners upon final adoption of any proposed amendment.

        Section 16.03. Amendment Restrictions. Except as otherwise provided in Section 3.03 hereof, notwithstanding the provisions of Sections 16.01 and
16.02 hereof, no amendment to this Agreement shall be valid without a unanimous vote of the Partners if such amendment would (a) result in the loss of limited liability of the Limited Partners, (b) have an effect on the provisions that allocate distributions and profits and losses or on the voting rights of the Partners that is materially adverse to the Limited Partners or the General Partner, or (c) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Assignees who have not been admitted to the Partnership as Substituted Limited Partners shall have no right to vote under this or any other provisions of this Agreement.

        Section 16.04. Meetings. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning at least twenty-five percent (25%) of the Outstanding Units. Limited Partners desiring to call a meeting shall deliver to the General Partner one or more notices in writing stating that the Limited Partners signing such notices wish to call a meeting and indicating the purposes for which the meeting is to be called. Action at the meeting shall be limited to those matters specified in the notices of the meeting. Within sixty (60) days after receipt of such notices from Limited Partners, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to Limited Partners as of a Record Date established for such purpose pursuant to Section 16.06 hereof. A meeting shall be held at a reasonable time and convenient place determined by the General Partner on a date not more than sixty (60) days after the mailing of notice of the meeting to Limited Partners. Limited Partners may vote either in person or by proxy at any meeting. Each Limited Partners shall have one vote for each Unit owned by such Partner. No action shall be taken by the Limited Partners without a meeting duly called and held or without written approval in accordance with Section 16.12 hereof. The right of Limited Partners to call meetings pursuant to this Section 16.05 shall not in any way infer that a Limited Partner has any right to propose amendments to this Agreement.

          Section 16.05. Notice of a Meeting. Notice of a meeting called pursuant to Section 16.04 hereof shall be given either personally or in writing or by mail or other means of written communication addressed to each Limited Partner at the address of such Limited Partner appearing on the books and records of the Partnership or the Transfer Agent. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this
Article XVI executed by the General Partner, Transfer Agent or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Limited Partner at the address of such Limited Partner appearing on the books and records of the Partnership or Transfer Agent is returned to the Partnership or Transfer Agent by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given to such Limited Partner without further mailing if they are available for the Limited Partners at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

          Section 16.06. Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners, the General Partner shall set a Record Date, which Record Date shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such securities exchange shall govern).

          Section 16.07. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XVI.

     Section 16.08. Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and announced and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver or notice, or approval of the holding of the meeting, or an approval of the minutes thereof. All such waivers and approvals shall be filed with the Partnership records and made a part of the minutes of such meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting; provided, however, that no such waiver shall occur when the Limited Partner disapproves, at the beginning of the meeting, the transaction of any business at such meeting because the meeting is not lawfully called or convened; and, provided, further, that attendance at a meeting is not a waiver of any right to disapprove the consideration of any matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     Section 16.09. Quorum. Limited Partners holding more than fifty percent (50%) of the Outstanding Units, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business, notwithstanding the withdrawal of Limited Partners resulting in less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Units represented either in person or by proxy at such meeting.

     Section 16.10. Conduct of Meeting. The General Partner shall be solely responsible for convening, conducting and adjourning any meeting of Limited Partners, including, without limitation, the determination of Persons entitled to vote at such meeting and existence of a quorum for such meeting, the satisfaction of the requirements of
Section 16.04 hereof with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting and the determination of any controversies, votes or challenges arising in connection with or during such meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take minutes of any meeting which Person, in either case, may be, without limitation, a Partner or an employee or agent of the General Partner. The General Partner may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulation in regard to the appointment of proxies, the appointment and duties of inspectors of votes and the submission and examination of proxies and other evidence of the right to vote.

          Section 16.11. Voting and Other Rights of Limited Partners.

          (a) Only Limited Partners on the Record Date set pursuant to Section
16.06 hereof shall be entitled to notice of, or (subject to the right to vote by proxy) to vote at, a meeting of Limited Partners.

          (b) With respect to Units that are held for a Person's account by a nominee Record Holder (such as a broker, dealer, bank, trust company or earning corporation, or an agent of any of the foregoing), in whose name the Certificates evidencing such Units are registered, such nominee Record Holder shall in exercising any voting rights in respect of such Units, vote such Units in favor of, and at the direction of, the Person on whose behalf such nominee Record Holder is holding such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry.

          Section 16.12. Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if one or more approvals in writing setting forth the approval of the action so taken are signed by Limited Partners owning not less than the minimum numbers of Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved thereof in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, which shall not be less than forty-five (45) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all the Units held by a Limited Partner, such ballot shall not be deemed to have cast a vote for the Units that were not voted. If approval of the taking of an action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals setting forth such approval shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner and (ii) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership.


                                  ARTICLE XVII

                               POWER OF ATTORNEY

          Each Limited Partner and each Person who executes a Transfer Application (including any additional or Substituted Limited Partners), hereby irrevocably constitutes, appoints and empowers the General Partner (and any successor by merger, transfer, election or otherwise) and any Liquidating Trustee, and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices (i) all certificates and other instruments including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to form and qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of, any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any conveyances and other instruments or documents, including a Certificate of Cancellation, that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XV hereof; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XIII hereof; (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of the Agreement in accordance with its terms.

          Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XVII to take action as an attorney-in-fact for any Limited Partner to increase in any way the liability of such Limited Partner beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XVI hereof.

          The appointment by each Limited Partner and Person executing a Transfer Application of the Persons designated in this Article XVII as attorneys-in-fact is a power of attorney coupled with an interest in recognition of the fact that each of said Persons will be relying upon the power to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Limited Partner or any Person executing a Transfer Application and it shall extend to such Person's heirs, successors and assigns. Each Limited Partner and each Person who executes a Transfer Application hereby waives any and all defenses that may be available to contest, negate or disaffirm the action taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Record Holder shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, all such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.


                                 ARTICLE XVIII

                             RIGHT TO ACQUIRE UNITS

     (a) Notwithstanding any other provision of this Agreement, in the event less than ten percent (10%) of the Outstanding Units are held by Persons other than the General Partner or its Affiliates, the General Partner shall have the right, which right it may assign and transfer to the Partnership or any Affiliates of the General Partner, exercisable in its sole discretion, to purchase all but not less than all of the Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at the Purchase Price.

     (b) In the event the General Partner, any Affiliate of the General
Partner or the Partnership elects to exercise such right to purchase Units pursuant to subsection (a) above, the General Partner shall mail written notice of such election to purchase (hereinafter in this Article XVIII called the "Notice of Election to Purchase") to the Record Holders of Units at least ten
(10), but more than sixty (60) days prior to the Purchase Date. Such Notice of election to Purchase shall also be published at least once during such period in the national edition of the Wall Street Journal. The Notice of Election to Purchase shall specify the date of purchase and the Purchase Price and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase Units, upon surrender thereof in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the

Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the date of purchase, the General Partner, its Affiliates or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount equal to the aggregate Purchase Price of all Units to be purchased. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten (10) days prior to the date of purchase, and if on or prior to the date of purchase the aggregate Purchase Price shall have been deposited with the Transfer Agent in trust for the benefit of the holders of Units subject to purchase as provided herein, then from and after the date of purchase and notwithstanding that any Certificates shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles V, VI and XVI hereof shall thereupon cease, except the right to receive the Purchase Price therefor, without interest, upon surrender to the Transfer Agent of Certificates, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books if the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the date of purchase and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles V, VI and XV hereof).

     (c) At any time from and after the date of purchase, a holder of an Outstanding Unit subject to purchase as provided in this Article XVIII may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the Purchase Price therefor, without interest thereon.


                                  ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

     Section 19.01. Additional Actions and Documents. Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and filed or cause to be executed, acknowledged, delivered and filed such further documents and instruments and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of the Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

     Section 19.02. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

          (a) If to the General Partner:

     Oppenheimer Financial Corp.
     Oppenheimer Tower
     World Financial Center
     New York, New York 10281
     Attention: General Counsel

     (b) If to a Record Holder:

     The last known business, residence or mailing address of such Record Holder reflected in the books and records of the Partnership or the Transfer Agent.

     (c) If to the Partnership:

     Oppenheimer Capital, L.P.
     c/o Oppenheimer Financial Corp.
     Oppenheimer Tower
     World Financial Center
     New York, New York 10281
     Attention: General Counsel

Each Partner and Assignee and the Partnership may designate by notice in writing a new address to which any notice, demand or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes when delivered in person or when sent to a Person at the address on the books and records of the Partnership or the Transfer Agent by first class mail or by other means of written communication.

        Section 19.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreement and instruments shall be construed as if such invalid provisions had not been inserted.

        Section 19.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities, made in this Agreement shall survive the execution and delivery of this Agreement.

        Section 19.05. Waivers. Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privilege hereunder. The Partners hereby waive any right of partition and any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in the Partnership Assets from the interests of the other Partners.

        Section 19.06. Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

     Section 19.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devises, executors, administrators, legal representatives, permitted successors and assigns.

     Section 19.08. Consent of Limited Partners. By acceptance of a Unit, each Limited Partner expressly approves and agrees that whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all the Limited Partners, such action may be so taken and each such Limited Partner shall be bound by the results of such action.

     Section 19.09. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

     Section 19.10. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

     Section 19.11. Headings. Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. All references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specifically stated.

     Section 19.12. Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 19.13. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than such number of counterparts as contain one signature of, or on behalf of, each of the parties hereto.

                                   ARTICLE XX

                                   EXECUTION

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                     GENERAL PARTNER:

                                     OPPENHEIMER FINANCIAL CORP.

                                     By: [SIG]
                                        ------------------------

                                     LIMITED PARTNER:

     All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to Powers of Attorney now or hereafter executed in favor of, and delivered to, the General Partner.

                                     OPPENHEIMER FINANCIAL CORP.

                                     BY: [SIG]
                                       -------------------------

ATTEST:

[SIG]
-----------